Exhibit 99.1

TO BUSINESS AND REAL ESTATE EDITORS:

         U-STORE-IT TRUST ANNOUNCES FIRST QUARTER 2005 FINANCIAL RESULTS

    First Quarter 2005 Highlights:

      * Total revenues increased 44.8% to $29.7 million over the first quarter of 2004
      * Completed acquisition of 14 self-storage facilities in four states for $65.2 million
      * Entered definitive agreements to acquire 67 self-storage facilities from National Self Storage for $217.0 million

    CLEVELAND, May 16 /PRNewswire-FirstCall/ -- U-Store-It Trust (the "Company") (NYSE: YSI), a self-administered and self-managed real estate investment trust focused primarily on self-storage facilities, announced today results for the three months ended March 31, 2005.

    U-Store-It Trust was formed on October 21, 2004 in conjunction with a series of transactions leading to the completion of its initial public offering. Financial statements included in this release include the results of operations of the Company for the three months ended March 31, 2005, and the results of operations of Acquiport/Amsdell, the Company's predecessor (the "Predecessor"), for the three months ended March 31, 2004. Internally, the Company uses combined reporting to evaluate its operating performance and believes that this presentation will provide investors with additional insight into its financial results. At March 31, 2005 and 2004, the Company/Predecessor owned interests in 213 and 155 self-storage facilities, respectively.

    Robert J. Amsdell, Chairman and Chief Executive Officer, said, "We had solid revenue growth in the first quarter attributable to our expanded portfolio of self-storage facilities. The closing of several of the acquisitions that we announced in March 2005 demonstrates our continued focus on the execution of our industry consolidation strategy. The integration of acquired self-storage facilities is on track and we are realizing meaningful synergies as we transition these facilities into our operating philosophy."

    Financial and Operating Results
    Total revenues for the three months ended March 31, 2005 increased 44.8% to $29.7 million, compared to total revenues of $20.5 million for the Predecessor for the same period in 2004. Revenues increased primarily due to the acquisition of 46 facilities acquired in the fourth quarter of 2004, the acquisition of 14 facilities in the first quarter of 2005 and an increase in the Company's same-store revenues.

    Total operating expenses for the three months ended March 31, 2005 increased to $21.8 million, compared to $13.5 million for the same period in 2004. The increase in operating expenses is primarily due to the acquisition of 46 facilities in the fourth quarter of 2004, the acquisition of 14 facilities in the first quarter of 2005 and the addition of general and administrative costs. General and administrative costs began with the Company's initial public offering and replaced management fees previously incurred by the Predecessor. General and administrative costs include expenses related to being a public company such as regulatory fees, audit fees, consulting fees, independent director compensation and professional service fees, including Sarbanes-Oxley compliance consultation.

    Net income for the three months ended March 31, 2005 was $1.6 million, compared to net income of $3.1 million for the Predecessor for the same period in 2004. The decrease in net income for the three months ended March 31, 2005 was primarily attributable to an increase in depreciation associated with the increase in the number of facilities in the portfolio and an increase in interest expense due to a higher amount of outstanding debt that was incurred in connection with the Company's formation transactions and higher interest rates in the first quarter of 2005.

    Average occupancy for the twelve months ended March 31, 2005 for the total portfolio was 83.6%.

    The weighted average number of shares outstanding for the three months ended March 31, 2005 was 37,477,920.

    Same-Store Operations
    Total same-store revenues for the three months ended March 31, 2005, which reflected a portfolio of 154 facilities, increased 6.2% to $21.8 million, compared to $20.5 million for the same period in 2004. Approximately $0.5 million of this increase was attributable to increased occupancy and $0.8 million of this increase was attributable to increased rental rates.

    Same-store property operating expenses for the three months ended March 31, 2005 increased 0.8% to $7.8 million, from $7.7 million for the same period in 2004. This increase was primarily attributable to increased property taxes.

    Same-store portfolio is defined to consist of only those facilities owned at the beginning and at the end of the applicable periods presented. The Company considers the following same-store presentation to be useful to investors in evaluating its performance, as it provides information relating to changes in facility-level operating performance without taking into account the effects of acquisitions, developments or dispositions. The following table sets forth operating data for the same-store portfolio for the periods presented.

    Same-Store Facility Results

                                          Three months
                                             ended
                                            March 31,
                                     ---------------------    Percent
                                       2005         2004      Change
                                     ---------   ---------   ---------
                                       ($ in thousands)
    Same-store revenues              $  21,795   $  20,524         6.2%
    Same-store property
     operating expenses                  7,756       7,698         0.8%
    Non same-store revenues              7,920          --
    Non same-store property
     operating expenses                  3,040          --
    Total revenues                      29,715      20,524
    Total property
     operating expenses                 10,796       7,698
    Number of facilities
     included in same-store
     analysis                              154

    Funds from Operations ("FFO")
    FFO for the three months ended March 31, 2005 was $9.4 million, or $0.25 per share. A reconciliation of net income to FFO is provided in the financial statement section of this press release.

    Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States ("GAAP"). The Company believes that FFO is useful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult.

    Acquisition Activities
    On March 3, 2005, the Company announced its entrance into a series of definitive agreements to acquire 99 self-storage facilities consisting of 4.9 million rentable square feet for an aggregate purchase price of $309.5 million. The Company has completed the acquisition of 36 of the self-storage facilities to date.

    The remaining 67 self-storage facilities comprise a portfolio that the Company has agreed to acquire from National Self Storage for $217.0 million. The facilities total approximately 3.6 million rentable square feet and are located in the Company's existing markets in Southern California, Arizona and Tennessee and in new markets in Texas, Northern California, New Mexico, Colorado and Utah. The Company expects to complete the acquisition on or before June 30, 2005, although there can be no assurance that the transaction with be completed.

    During the first quarter of 2005, the Company increased the number of facilities owned and managed to 213 by completing the acquisition and consolidation of the following facilities:

    * Acquisition of Option Facility. On January 5, 2005, the Company exercised its option to purchase the San Bernardino VII, California facility from Rising Tide Development (a related party).
    * Acquisition of Self-Storage Zone Facility. On January 14, 2005, the Company acquired one self-storage facility from Airpark Storage LLC in Gaithersburg, Maryland for the purchase price of $10.7 million, consisting of $4.3 million in cash and $6.4 million of indebtedness.
    * Acquisition of Ford Storage Facilities. On March 1, 2005, the Company acquired five self-storage facilities, located in central Connecticut, from Ford Storage for an aggregate purchase price of $15.5 million in cash.
    * Acquisition of A-1 Self-Storage Facilities. On March 15, 2005, the Company acquired five self-storage properties, located in Connecticut, from A-1 Self Storage for an aggregate purchase price of $21.7 million in cash. The Company plans to operate two of these facilities as one facility.
    * Acquisition of Option Facilities. On March 18, 2005, the Company exercised its option to purchase the Orlando II, Florida and the Boynton Beach II, Florida facilities from Rising Tide Development (a related party).

    Thus far in the second quarter of 2005, the Company has increased the number of facilities owned and managed to 235 by completing the acquisition and consolidation of the following facilities:

    * Acquisition of Liberty Self-Stor Facilities. In April 2005, the Company acquired 18 self-storage facilities from Liberty Self-Stor Ltd., a subsidiary of Liberty Self-Stor, Inc., for an aggregate purchase price of $34.0 million. The facilities total approximately 863,000 rentable square feet and are located in Ohio and New York.
    * Acquisition of Individual Storage Facilities. In April 2005, the Company acquired three facilities from two parties for an aggregate purchase price of $14.9 million. The facilities total approximately 200,000 rentable square feet and are located in Texas (2 properties) and Florida (1 property).
    * Acquisition of A-1 Self -Storage Facility. In May 2005, the Company acquired one self-storage facility from A-1 Self Storage for $6.4 million. The facility totals approximately 48,000 rentable square feet and is located in New York.

    In addition to these acquisition activities, we also have options to purchase 15 self-storage facilities from Rising Tide Development as of March 31, 2005 as detailed below:

    Detailed Schedule showing each option facility:

                                   Rising Tide
                                   Acquisition
Option Facility Location              Date/            Rentable
Facilities in Service:             Opening Date       Square Feet   Occupancy     Units
------------------------------   ----------------    ------------   ---------   ---------
                                       (1)                             (2)
Escondido, CA                        October 2003         143,465        71.3%        609
Fort Lauderdale II, FL              November 2004          65,510        50.6%        658
Jacksonville I, FL                   October 2003          65,429        71.1%        728
Jacksonville II, FL                    March 2004          82,196        56.3%        766
Jacksonville III, FL                November 2004          70,000        33.9%        720
Kendall, FL                         November 2004          73,785        50.6%        723
Royal Palm Beach II, FL             November 2004          81,510        64.6%        807
Tampa III, FL                          March 2003          83,788        66.1%        812
Medford, MA                              May 2003          59,155        61.9%        670
Strongsville, OH                     October 2004          46,194        20.9%        446
Subtotal/Weighted Average
 -- Placed into Service                                   771,032        57.4%      6,939
Facilities under Development:
Riverside IV, CA                         May 2005          74,440
Temecula III, CA                         May 2005          84,290
Jacksonville IV, FL                   August 2005          82,500
Sarasota II, FL                       August 2005          80,000
Suwanee, GA                              May 2005          79,700
 Subtotal -- Under Development                            400,930
  Total                                                 1,171,962

    (1) Represents either the date of acquisition by Rising Tide Development, LLC, if the facility is already placed in service, or the projected opening date, if the facility is under development.

    (2) Represents occupied square feet divided by total rentable square feet, as of March 31, 2005.

    Conference Call
    Management will host a conference call at 11:00 a.m. ET on May 16, 2005 to discuss first quarter 2005 financial results. A live Web cast of the conference call will be available online from the investor relations page of the Company's corporate Web site at http://www.u-store-it.com. The dial-in numbers are (800) 289-0569 for domestic callers, and (913) 981-5542 for international callers. The passcode for both is 2854781. After the live Web cast, the call will remain available on the Company's Web site until June 16, 2005. In addition, a telephonic replay of the call will be available until May 30, 2005. The replay dial-in number is (888) 203-1112 for domestic callers and (719) 457-0820 for international callers and the passcode for both is 2854781.

    About U-Store-It Trust
    U-Store-It Trust is a self-administered and self-managed real estate investment trust focused on the ownership, operation, acquisition and development of self-storage facilities in the United States. The Company's self-storage facilities are designed to offer affordable, easily-accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is the sixth largest owner and operator of self-storage facilities in the United States.

    Forward-Looking Statements
    Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company's business plan; financing risks; the Company's ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Business-Risk Factors" in the Company's Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company's actual results to differ materially from any forward-looking statements.

                U-STORE-IT TRUST AND SUBSIDIARIES (THE "COMPANY")
                           CONSOLIDATED BALANCE SHEETS
                      March 31, 2005 and December 31, 2004
                                ($ in Thousands)

                                            March 31, 2005   December 31, 2004
                                           ---------------   -----------------
ASSETS
Storage facilities - net                   $       791,131   $         729,155
Cash                                                 8,251              28,485
Other assets                                        19,291              18,234

TOTAL                                      $       818,673   $         775,874

LIABILITIES AND SHAREHOLDERS' EQUITY
Loans payable                              $       421,400   $         380,496
Other liabilities                                   27,232              24,936
Minority interest                                   19,327              11,062
Shareholders' equity                               350,714             359,380

TOTAL                                      $       818,673   $         775,874

              U-STORE-IT TRUST AND SUBSIDIARIES (THE "COMPANY") AND
                      ACQUIPORT/AMSDELL (THE "PREDECESSOR")

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                     ($ in thousands, except per share data)

                                                  THE                THE
                                                COMPANY          PREDECESSOR
                                              Three Months       Three Months
                                             Ended March 31,    Ended March 31,
                                                  2005               2004
                                             ---------------    ---------------
REVENUES:
 Rental income                               $        27,597    $        19,491
 Other property related income                         2,118              1,033
  Total revenues                                      29,715             20,524
OPERATING EXPENSES:
 Property operating expenses                          10,796              7,698
 Depreciation                                          8,021              4,728
 General and administrative                            3,025                 --
 Management fees-related party                            --              1,102
  Total operating expenses                            21,842             13,528
OPERATING INCOME                                       7,873              6,996
OTHER EXPENSE:
 Interest expense                                      5,807              3,739
 Loan procurement amortization expense                   373                173
 Other                                                    16                 --
  Total other expense                                  6,196              3,912
INCOME BEFORE MINORITY INTEREST                        1,677              3,084
MINORITY INTEREST                                        (60)                --

NET INCOME                                   $         1,617    $         3,084

Basic income per share                       $          0.04
Diluted income per share                     $          0.04

Weighted-average basic common shares
 outstanding                                      37,477,920

Weighted-average diluted shares outstanding       37,483,309

                  NON-GAAP FINANCIAL MEASURES -- COMPUTATION OF
                        FUNDS FROM OPERATIONS ("FFO") (1)

                                               THE            THE
                                             COMPANY      PREDECESSOR
                                           Three months ended March 31,
                                               2005           2004
                                           ------------   ------------
                                                 ($ in thousands)
Net income                                 $      1,617   $      3,084
Plus:
       Depreciation                               8,021          4,728
       Minority interest                             60             --

FFO -- Operating Partnership               $      9,698   $      7,812
FFO -- Allocable to minority
       interest                            $        348
FFO --  attributable to common
        shareholders                       $      9,350
FFO per unit -- operating
        partnership                        $       0.25
FFO  per share -- basis and diluted
        -- attributable to
           common shareholders             $       0.25

     (1) Funds from Operations ("FFO"), is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the "White Paper"). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

          Given the nature of its business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of its financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of its liquidity, and is not indicative of funds available to fund its cash needs, including its ability to make distributions. The Company's computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the White Paper definition or that interpret the White Paper definition differently than the Company does.

     Contact:                                  Investors/Media:
     U-Store-It Trust                          The Ruth Group
     Steven G. Osgood                          Stephanie Carrington/Jason Rando
     President & Chief Financial Officer       (646) 536-7017 / 7025
     (440) 234-0700                            scarrington@theruthgroup.com
                                               jrando@theruthgroup.com

SOURCE  U-Store-It Trust
     -0-                             05/16/2005
     /CONTACT: Steven G. Osgood President & Chief Financial Officer of U-Store-It Trust, +1-440-234-0700; Investors: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Media: Jason Rando, +1-646-536-7025, jrando@theruthgroup.com, both of The Ruth Group for U-Store-It Trust/
     /Web Site:  http://www.u-store-it.com /
     (YSI)